Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: Iro.Antoniadou@pmi.com
Email: InvestorRelations@pmi.com
PHILIP MORRIS INTERNATIONAL INC. REPORTS 2019 SECOND-QUARTER REPORTED DILUTED EPS OF $1.49 VS. $ 1.41 IN 2018, REFLECTING CURRENCY-NEUTRAL LIKE-FOR-LIKE ADJUSTED DILUTED EPS GROWTH OF 15.0%;
INCREASES 2019 FULL-YEAR REPORTED DILUTED EPS FORECAST TO AT LEAST $4.94 (FROM AT LEAST $4.87) VS. $5.08 IN 2018; REFLECTING CURRENCY-NEUTRAL LIKE-FOR-LIKE ADJUSTED DILUTED EPS GROWTH OF AT LEAST 9%

NEW YORK, July 18, 2019 – Philip Morris International Inc. (NYSE: PM) today announced its 2019 second-quarter results and increases its 2019 full-year reported diluted earnings per share forecast. Comparisons presented in this press release on a "like-for-like" basis reflect pro forma 2018 results, which have been adjusted for the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 (the date of deconsolidation). In addition, reflecting the deconsolidation, PMI's total market share has been restated for previous periods.
2019 SECOND-QUARTER & YEAR-TO-DATE HIGHLIGHTS
2019 Second-Quarter

•	Reported diluted EPS of $1.49, up by 5.7%; up by 10.6%, excluding currency

•	Adjusted diluted EPS of $1.46, up by 3.5%; up by 15.0% on a like-for-like basis, excluding currency

•
Cigarette and heated tobacco unit shipment volume down by 1.4% (down by 0.7% on a like-for-like basis), reflecting cigarette shipment volume down by 3.6% and heated tobacco unit shipment volume up by 37.0%

•	Net revenues down by 0.3%; up by 9.0% on a like-for-like basis, excluding currency

•	Operating income up by 3.0%; up by 8.4%, excluding currency

•	Adjusted operating income up by 15.7% on a like-for-like basis, excluding currency

•	Adjusted operating income margin, excluding currency, increased by 2.4 points to 41.4% on a like-for-like basis

•	PMI declared a regular quarterly dividend of $1.14, representing an annualized rate of $4.56 per common share

•
The U.S. Food and Drug Administration announced that the marketing of IQOS, PMI's electrically heated tobacco system, is appropriate for the protection of public health and authorized it for sale in the United States

2019 Six Months Year-to-Date

•	Reported diluted EPS of $2.36, down by 2.1%; up by 3.3%, excluding currency

•	Adjusted diluted EPS of $2.55, up by 5.8%; up by 15.0% on a like-for-like basis, excluding currency

•
Cigarette and heated tobacco unit shipment volume down by 0.2% (up by 0.1% on a like-for-like basis), reflecting cigarette shipment volume down by 1.9% and heated tobacco unit shipment volume up by 29.2%

•	Net revenues down by 1.2%; up by 6.2% on a like-for-like basis, excluding currency

•	Operating income down by 5.1%; up by 0.5%, excluding currency

•	Adjusted operating income up by 12.7% on a like-for-like basis, excluding currency

•	Adjusted operating income margin, excluding currency, increased by 2.2 points to 39.4% on a like-for-like basis
"Building on our encouraging start to the year, we delivered another strong quarter that continues to demonstrate the soundness of our strategies and the quality of our execution," said André Calantzopoulos, Chief Executive Officer.
"Of particular note is our combined cigarette and heated tobacco unit shipment volume, which -- for the first six months of the year -- was up by 0.1% on a like-for-like basis. This positive performance was led by robust in-market heated tobacco unit year-to-date sales growth of 34.0%, making HEETS/HeatSticks, combined, a top-ten international tobacco brand, despite only being present in approximately one quarter of our markets. In the markets where they are sold, our heated tobacco brands held a sizable combined share of 5.0% year-to-date, driving a total international share of 2.1%, up by 0.6 points."
"Our strong year-to-date results are the reason behind today's announcement to increase our full-year guidance and raise our currency-neutral, like-for-like 2019 full-year adjusted diluted EPS growth rate by one percentage point to at least 9% in a further demonstration of our overall confidence in PMI's short and long-term growth prospects. This projection includes additional investment behind our RRP portfolio to support geographic expansion and portfolio development that should help us enter 2020 in an even stronger position."
2019 FULL-YEAR FORECAST

	Full-Year
2019 EPS Forecast	2019 Forecast			2018		Adjusted Growth

Reported Diluted EPS	≥	$4.94	(a)	$5.08
2018 Tax items		—		0.02
2019 Tax items		(0.04)		—
2019 Asset impairment and exit costs		0.03		—
2019 Canadian tobacco litigation-related expense		0.09		—
2019 Loss on deconsolidation of RBH		0.12		—
Adjusted Diluted EPS		$5.14		$5.10
Net earnings attributable to RBH				(0.26)	(b)
Adjusted Diluted EPS		$5.14		$4.84	(c)
Currency		(0.14)
Adjusted Diluted EPS, excl. currency		$5.28		$4.84	(c)	≥	9%

(a) Reflects the exclusion of previously anticipated net EPS of approximately $0.28 attributable to RBH from March 22, 2019 through December 31, 2019. The impact relating to the eight-day stub period was not material.

(b) Net reported diluted EPS attributable to RBH from March 22, 2018 through December 31, 2018.
(c) Pro forma.
PMI revises its full-year 2019 reported diluted EPS forecast to be at least $4.94 at prevailing exchange rates, compared to the previously communicated forecast of at least $4.87, versus $5.08 in 2018.
This revised full-year guidance reflects:

•
The net impact of the loss on deconsolidation of PMI's Canadian subsidiary Rothmans, Benson & Hedges Inc. (RBH) under U.S. GAAP of approximately $0.12 per share, recorded in the first quarter of 2019, which is a non-cash item, as well as the Canadian tobacco litigation-related expense of approximately $0.09 per share;

- -2 -

•
The exclusion, announced on March 22, 2019, of RBH’s previously anticipated net earnings from PMI’s consolidated financial statements, from March 22, 2019 (the date of deconsolidation) to December 31, 2019, of approximately $0.28 per share;

•
Asset impairment and exit costs of approximately $0.03 per share resulting from plant closures as part of global manufacturing infrastructure optimization, reflecting: $0.01 per share related to Pakistan recorded in the first quarter of 2019; and $0.02 per share related to Colombia ($0.01 per share recorded in the second quarter of 2019 and $0.01 per share anticipated in the third quarter of 2019);

•	A favorable tax item of $0.04 per share related to a reduction in estimated U.S. federal income tax on dividend repatriation for the years 2015-2018;

•	An unfavorable currency impact, at prevailing exchange rates, of approximately $0.14;

•	A full-year effective tax rate of approximately 23%, excluding discrete tax items and Loss on Deconsolidation of RBH; and

•
A projected increase of at least 9%, excluding currency, versus pro forma adjusted diluted earnings per share of $4.84 in 2018, as detailed in the attached Schedule 3 and as shown in the 2019 EPS Forecast table above.

2019 Full-Year Forecast Overview & Assumptions
This forecast assumes:

•	A total cigarette and heated tobacco unit shipment volume decline for PMI of approximately 1.0%, on a like-for-like basis, compared to the previously disclosed range of approximately 1.5% to 2.0%;

•	An estimated total international industry volume decline, excluding China and the U.S., at the lower end of the previously disclosed range of approximately 2.5% to 3.0%; and

•
Currency-neutral net revenue growth of at least 6% on a like-for-like basis, compared to the previously disclosed assumption of at least 5%, which includes an adverse impact of approximately 0.7 points related to the move to highly inflationary accounting in Argentina resulting in the treatment of the U.S. dollar as the functional currency of the company’s Argentinian affiliates.

This forecast further assumes:

•
Net incremental investment behind RRPs of approximately $400 million for the full year 2019, compared to the previously disclosed estimate of approximately $300 million. Approximately half of the total net incremental investment of $400 million is expected in the third quarter;

•	An increase in full-year currency-neutral, like-for-like adjusted operating income margin of at least 100 basis points compared to 2018;

•	Operating cash flow of approximately $9.5 billion, subject to year-end working capital requirements;

•	Capital expenditures of approximately $1.1 billion; and

•	No share repurchases.
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, further developments related to the Tax Cuts and Jobs Act, further developments pertaining to the judgment in the two Québec Class Action lawsuits and the Companies’ Creditors Arrangement Act (CCAA) protection granted to RBH and any unusual events. This forecast also excludes the contemplated proposal, previously communicated by PMI's local affiliate, to end cigarette production in Berlin,

- -3 -

Germany, by January 2020. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.
FDA Authorization for Sale of IQOS in the United States
On April 30, 2019, the U.S. Food and Drug Administration (FDA) announced that the marketing of IQOS, PMI's electrically heated tobacco system, is appropriate for the protection of public health and authorized it for sale in the United States. The FDA’s decision follows its comprehensive assessment of PMI’s premarket tobacco product applications (PMTAs) submitted to the Agency in 2017.
PMI will bring IQOS to the U.S. through an exclusive license with Altria Group, Inc., whose subsidiary, Philip Morris USA, will market the product and comply with the provisions set forth in the FDA's marketing order, and has the expertise and infrastructure to ensure a successful launch, beginning with the initial lead market of Atlanta, Georgia.
For additional information about the FDA's marketing order, see the FDA News Release of April 30, 2019, set out at the end of this release.
Conference Call
A conference call, hosted by Martin King, Chief Financial Officer, will be webcast at 9:00 a.m., Eastern Time, on July 18, 2019. Access is at www.pmi.com/2019Q2earnings. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

- -4 -

CONSOLIDATED SHIPMENT VOLUME & MARKET SHARE

PMI Shipment Volume by Region	Second-Quarter			Six Months Year-to-Date
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes
European Union	46,367	47,984	(3.4)%	85,855	87,655	(2.1)%
Eastern Europe	27,080	28,454	(4.8)%	47,400	50,493	(6.1)%
Middle East & Africa	31,659	34,177	(7.4)%	64,963	63,425	2.4%
South & Southeast Asia	46,376	44,788	3.5%	87,868	85,006	3.4%
East Asia & Australia	13,845	15,114	(8.4)%	25,958	29,205	(11.1)%
Latin America & Canada	18,472	20,204	(8.6)%	36,052	39,217	(8.1)%
Total PMI	183,799	190,721	(3.6)%	348,096	355,001	(1.9)%

Heated Tobacco Units
European Union	3,043	1,195	+100%	5,336	2,123	+100%
Eastern Europe	2,807	951	+100%	4,355	1,515	+100%
Middle East & Africa	719	971	(26.0)%	1,473	1,680	(12.3)%
South & Southeast Asia	—	—	—%	—	—	—%
East Asia & Australia	8,428	7,838	7.5%	15,277	15,180	0.6%
Latin America & Canada	59	32	84.4%	113	55	+100%
Total PMI	15,056	10,987	37.0%	26,554	20,553	29.2%

Cigarettes and Heated Tobacco Units
European Union	49,410	49,179	0.5%	91,191	89,778	1.6%
Eastern Europe	29,887	29,405	1.6%	51,755	52,008	(0.5)%
Middle East & Africa	32,378	35,148	(7.9)%	66,436	65,105	2.0%
South & Southeast Asia	46,376	44,788	3.5%	87,868	85,006	3.4%
East Asia & Australia	22,273	22,952	(3.0)%	41,235	44,385	(7.1)%
Latin America & Canada	18,531	20,236	(8.4)%	36,165	39,272	(7.9)%
Total PMI	198,855	201,708	(1.4)%	374,650	375,554	(0.2)%
Second-Quarter
PMI's total shipment volume decreased by 1.4%, or by 0.7% on a like-for-like basis, principally due to:

•	Middle East & Africa, reflecting lower cigarette shipment volume, notably Saudi Arabia and Turkey, partly offset by Egypt;

•
East Asia & Australia, reflecting lower cigarette shipment volume in Japan and lower cigarette and heated tobacco unit shipment volume in Korea, partly offset by higher heated tobacco unit shipment volume in Japan; and

•
Latin America & Canada, reflecting lower cigarette shipment volume, principally in Argentina, Canada (reflecting the impact of the deconsolidation of RBH), and Venezuela, partly offset by Mexico. On a like-for-like basis, PMI's total shipment volume in the Region decreased by 1.4%;

partly offset by

•	the EU, reflecting higher heated tobacco unit shipment volume across the Region, partly offset by lower cigarette shipment volume, notably France, Germany and Italy, partially offset by Poland;

•	Eastern Europe, reflecting higher heated tobacco unit shipment volume across the Region, notably Russia and Ukraine, partly offset by lower cigarette shipment volume, mainly Russia and Ukraine; and

- -5 -

•	South & Southeast Asia, reflecting higher cigarette shipment volume, principally in Pakistan and Thailand.
Impact of Inventory Movements
On a like-for-like basis, excluding the net unfavorable impact of estimated distributor inventory movements of approximately 0.2 billion units, PMI’s total in-market sales declined by 0.6%, due to a 2.6% decline of cigarette in-market sales, partially offset by a 33.3% increase in heated tobacco unit in-market sales.
Six Months Year-to-Date
PMI's total shipment volume decreased by 0.2%, or increased by 0.1% on a like-for-like basis, due to:

•
Eastern Europe, reflecting lower cigarette shipment volume, principally in Russia and Ukraine, partly offset by higher heated tobacco unit shipment volume across the Region, notably Kazakhstan, Russia and Ukraine;

•
East Asia & Australia, reflecting lower cigarette shipment volume in Japan, lower cigarette and heated tobacco unit shipment volume in Korea, partly offset by higher heated tobacco unit shipment volume in Japan; and

•
Latin America & Canada, reflecting lower cigarette shipment volume, principally in Argentina, Canada (primarily reflecting the impact of the deconsolidation of RBH), and Venezuela, partly offset by Mexico. On a like-for-like basis, PMI's total shipment volume in the Region decreased by 4.4%;

partly offset by

•
the EU, reflecting higher heated tobacco unit shipment volume across the Region, and higher cigarette shipment volume in Poland and Spain, partly offset by lower cigarette shipment volume in France and Italy;

•	Middle East & Africa, primarily reflecting higher cigarette shipment volume, notably Egypt, Saudi Arabia and Turkey, partly offset by lower cigarette shipment volume in PMI Duty Free and Tunisia; and

•	South & Southeast Asia, reflecting higher cigarette shipment volume, principally in Pakistan, the Philippines and Thailand, partly offset by Indonesia.
Impact of Inventory Movements
On a like-for-like basis, excluding the net unfavorable impact of estimated distributor inventory movements of approximately 1.3 billion units, PMI’s total in-market sales growth was 0.5%, driven by a 34.0% increase in heated tobacco unit in-market sales, partly offset by a 1.4% decline of cigarette in-market sales.

- -6 -

PMI Shipment Volume by Brand

PMI Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes
Marlboro	68,060	68,893	(1.2)%	128,024	126,866	0.9%
L&M	23,522	23,196	1.4%	45,337	42,422	6.9%
Chesterfield	14,202	14,926	(4.8)%	28,501	28,801	(1.0)%
Philip Morris	12,950	12,523	3.4%	23,673	23,182	2.1%
Parliament	9,847	10,993	(10.4)%	18,677	19,453	(4.0)%
Sampoerna A	9,355	10,174	(8.0)%	17,256	18,798	(8.2)%
Dji Sam Soe	7,839	6,877	14.0%	14,490	13,573	6.8%
Bond Street	7,741	8,390	(7.7)%	13,412	15,365	(12.7)%
Lark	5,349	5,969	(10.4)%	10,619	11,546	(8.0)%
Fortune	3,441	4,155	(17.2)%	6,487	7,739	(16.2)%
Others	21,493	24,625	(12.7)%	41,620	47,256	(11.9)%
Total Cigarettes	183,799	190,721	(3.6)%	348,096	355,001	(1.9)%
Heated Tobacco Units	15,056	10,987	37.0%	26,554	20,553	29.2%
Total PMI	198,855	201,708	(1.4)%	374,650	375,554	(0.2)%
Note: Sampoerna A includes Sampoerna; Philip Morris includes Philip Morris/Dubliss; and Lark includes Lark Harmony.
Second-Quarter
PMI's cigarette shipment volume of the following brands decreased:

•
Marlboro, mainly due to Italy and Japan, partly reflecting the impact of out-switching to heated tobacco units, as well as France and Saudi Arabia, partly offset by Indonesia, Mexico, the Philippines and Turkey;

•	Chesterfield, mainly due to Argentina, Russia, Saudi Arabia, Turkey and Venezuela, partly offset by Brazil, Mexico and Morocco;

•	Parliament, mainly due to Russia and Turkey;

•
Sampoerna A in Indonesia, mainly reflecting the impact of retail price increases resulting in widened price gaps with competitors' products and the impact of estimated trade inventory movements following the absence of an excise tax increase in January 2019;

•	Bond Street, mainly due to Russia and Ukraine;

•	Lark, mainly due to Turkey;

•	Fortune in the Philippines, mainly reflecting up-trading to Marlboro resulting from a narrowed price gap; and

•
"Others," notably due to: the impact of the deconsolidation of RBH in Canada; mid-price Sampoerna U in Indonesia, partly reflecting the impact of above-inflation retail price increases; and low-price brands, notably in Russia, partly offset by low-price brands in Pakistan.

The increase in PMI's heated tobacco unit shipment volume was mainly driven by the EU, notably Italy, Eastern Europe, notably Russia and Ukraine, as well as Japan, partly offset by Korea and PMI Duty Free.
PMI's cigarette shipment volume of the following brands increased:

•	L&M, mainly driven by Egypt and Thailand, partly offset by Russia, Saudi Arabia and Turkey;

•	Philip Morris, mainly driven by Indonesia and Russia, partly offset by Argentina; and

•	Dji Sam Soe in Indonesia, driven by the strong performance of the DSS Magnum Mild 16 variant and the introduction of 20s and 50s variants.

- -7 -

International Share of Market
PMI's total international market share (excluding China and the United States), defined as PMI's cigarette and heated tobacco unit sales volume as a percentage of total industry cigarette and heated tobacco unit sales volume, increased by 0.1 point to 28.3%, reflecting:

•	Total international cigarette market share of 26.2%, down by 0.4 points; and

•	Total international heated tobacco unit market share of 2.1%, up by 0.5 points.
PMI's total international cigarette market share, defined as PMI's cigarette sales volume as a percentage of total industry cigarette sales volume, was 26.9%, down by 0.3 points.
Six Months Year-to-Date
PMI's cigarette shipment volume of the following brands decreased:

•	Chesterfield, mainly due to Argentina, Italy, Russia and Venezuela, partly offset by Brazil, Mexico, Morocco and Poland;

•	Parliament, mainly due to Korea and Russia, partly offset by Turkey;

•	Sampoerna A in Indonesia, reflecting the same factors as in the quarter;

•	Bond Street, mainly due to Russia and Ukraine;

•	Lark, mainly due to Japan and Turkey;

•	Fortune in the Philippines, mainly reflecting up-trading to Marlboro resulting from a narrowed price gap; and

•
"Others," notably due to: the impact of the deconsolidation of RBH in Canada; mid-price Sampoerna U in Indonesia, partly reflecting the impact of above-inflation retail price increases; and low-price brands, notably in Mexico and Russia, partly offset by mid and low-price brands in Pakistan.

The increase in PMI's heated tobacco unit shipment volume was mainly driven by: the EU, notably Italy, Eastern Europe, notably Russia and Ukraine, and Japan; partly offset by Korea and PMI Duty Free.
PMI's cigarette shipment volume of the following brands increased:

•
Marlboro, mainly driven by Indonesia, Mexico, the Philippines, Saudi Arabia and Turkey, partially offset by Italy and Japan, partly reflecting the impact of out-switching to heated tobacco units, as well as France and PMI Duty Free;

•	L&M, mainly driven by Egypt, Saudi Arabia and Thailand, partly offset by Russia and Turkey;

•	Philip Morris, mainly driven by Indonesia and Russia, partly offset by Argentina; and

•	Dji Sam Soe in Indonesia, driven by the same factors as for the quarter.
International Share of Market
PMI's total international market share (excluding China and the United States), defined as PMI's cigarette and heated tobacco unit sales volume as a percentage of total industry cigarette and heated tobacco unit sales volume, increased by 0.5 points to 28.2%, reflecting:

•	Total international cigarette market share of 26.1%, down by 0.1 point; and

•	Total international heated tobacco unit market share of 2.1%, up by 0.6 points.
PMI's total international cigarette market share, defined as PMI's cigarette sales volume as a percentage of total industry cigarette sales volume, was 26.8%, up by 0.1 point.

- -8 -

CONSOLIDATED FINANCIAL SUMMARY

Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other (1)
(in millions)
Net Revenues	$ 7,699	$ 7,726	(0.3)%	5.4%	(27)	(447)	459	209	(248)
Cost of Sales	(2,665)	(2,744)	2.9%	(2.0)%	79	134	—	(84)	29
Marketing, Administration and Research Costs	(1,831)	(1,868)	2.0%	(5.9)%	37	148	—	—	(111)
Amortization of Intangibles	(16)	(21)	23.8%	23.8%	5	—	—	—	5
Operating Income	$ 3,187	$ 3,093	3.0%	8.4%	94	(165)	459	125	(325)
Asset Impairment & Exit Costs (2)	(23)	—	—%	—%	(23)	—	—	—	(23)
Adjusted Operating Income	$ 3,210	$ 3,093	3.8%	9.1%	117	(165)	459	125	(302)

Adjusted Operating Income Margin	41.7%	40.0%	1.7pp	1.4pp
(1) Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Included in Marketing, Administration and Research Costs above.
Net revenues, excluding unfavorable currency, increased by 5.4%, mainly reflecting: a favorable pricing variance, driven notably by Germany, Indonesia, Japan, the Philippines and Turkey, partly offset by Argentina; as well as a favorable volume/mix, mainly driven by favorable volume/mix of heated tobacco units, notably in the EU and Eastern Europe, partly offset by unfavorable volume/mix of cigarettes, mainly in the EU and East Asia & Australia. The currency-neutral growth in net revenues of 5.4% came despite the unfavorable impact of $248 million, shown in "Cost/Other," predominantly resulting from the deconsolidation of RBH. On a like-for-like basis, net revenues, excluding unfavorable currency, increased by 9.0%, as detailed in the attached Schedule 9.
Operating income, excluding unfavorable currency, increased by 8.4%. Excluding asset impairment and exit charges related to a plant closure in Colombia as part of global manufacturing infrastructure optimization, adjusted operating income, excluding unfavorable currency, increased by 9.1%, primarily reflecting: a favorable pricing variance; favorable volume/mix, notably in the EU; partly offset by higher manufacturing costs, higher marketing, administration and research costs and the net unfavorable impact resulting from the deconsolidation of RBH shown in "Cost/Other." On a like-for-like basis, adjusted operating income, excluding unfavorable currency, increased by 15.7%, as detailed in the attached Schedule 9.
Adjusted operating income margin, excluding currency, increased by 1.4 points to 41.4%, reflecting the factors mentioned above, as detailed in the attached Schedule 8, or by 2.4 points to 41.4% on a like-for-like basis, as detailed in the attached Schedule 9.

- -9 -

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other (1)
(in millions)
Net Revenues	$ 14,450	$ 14,622	(1.2)%	4.4%	(172)	(816)	687	194	(237)
Cost of Sales	(5,130)	(5,359)	4.3%	(0.3)%	229	244	—	(74)	59
Marketing, Administration and Research Costs (2)	(4,048)	(3,701)	(9.4)%	(16.5)%	(347)	262	—	—	(609)
Amortization of Intangibles	(35)	(43)	18.6%	16.3%	8	1	—	—	7
Operating Income	$ 5,237	$ 5,519	(5.1)%	0.5%	(282)	(309)	687	120	(780)
Asset Impairment & Exit Costs (3)	(43)	—	—%	—%	(43)	—	—	—	(43)
Canadian Tobacco Litigation-Related Expense (3)	(194)	—	—%	—%	(194)	—	—	—	(194)
Loss on Deconsolidation of RBH (3)	(239)	—	—%	—%	(239)	—	—	—	(239)
Adjusted Operating Income	$ 5,713	$ 5,519	3.5%	9.1%	194	(309)	687	120	(304)

Adjusted Operating Income Margin	39.5%	37.7%	1.8pp	1.7pp
(1) Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Unfavorable Cost/Other variance includes the 2019 Canadian tobacco litigation-related expense, the loss on deconsolidation of RBH, asset impairment and exit costs, and the impact of the RBH deconsolidation.

(3) Included in Marketing, Administration and Research Costs above.
Net revenues, excluding unfavorable currency, increased by 4.4%, mainly reflecting: a favorable pricing variance, notably in Canada, Germany, Indonesia, Japan, the Philippines and Turkey, partly offset by Argentina and Saudi Arabia; and favorable volume/mix, mainly driven by favorable volume/mix of heated tobacco units in the EU and Eastern Europe, partly offset by unfavorable volume/mix of cigarettes, mainly in the EU, Eastern Europe and East Asia & Australia, as well as unfavorable volume/mix of heated tobacco units in East Asia & Australia. The currency-neutral growth in net revenues of 4.4% came despite the unfavorable impact of $237 million, shown in "Cost/Other," predominantly resulting from the deconsolidation of RBH. On a like-for-like basis, net revenues, excluding unfavorable currency, increased by 6.2%, as detailed in the attached Schedule 9.
Operating income, excluding unfavorable currency, increased by 0.5%. Excluding the loss on deconsolidation of RBH, the Canadian tobacco litigation-related expense, and asset impairment and exit charges related to plant closures in Colombia and Pakistan as part of global manufacturing infrastructure optimization, adjusted operating income, excluding unfavorable currency, increased by 9.1%, primarily reflecting: a favorable pricing variance; favorable volume/mix, mainly in the EU, partly offset by East Asia & Australia; and lower manufacturing costs; partly offset by higher marketing, administration and research costs, the net unfavorable impact resulting from the deconsolidation of RBH, shown in "Cost/Other," as well as increased investment behind reduced-risk products mainly in the EU and Eastern Europe. On a like-for-like basis, adjusted operating income, excluding unfavorable currency, increased by 12.7%, as detailed in the attached Schedule 9.
Adjusted operating income margin, excluding currency, increased by 1.7 points to 39.4%, reflecting the factors mentioned above, as detailed in the attached Schedule 8, or by 2.2 points to 39.4% on a like-for-like basis, as detailed in the attached Schedule 9.

- -10 -

EUROPEAN UNION REGION

Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,577	$ 2,503	3.0%	11.6%	74	(216)	84	206	—

Operating Income	$ 1,195	$ 1,177	1.5%	11.8%	18	(121)	84	168	(113)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 1,195	$ 1,177	1.5%	11.8%	18	(121)	84	168	(113)

Adjusted Operating Income Margin	46.4%	47.0%	(0.6)pp	0.1pp
Net revenues, excluding unfavorable currency, increased by 11.6%, reflecting a favorable pricing variance, driven principally by France and Germany, and favorable volume/mix, driven by favorable heated tobacco unit volume, notably in the Czech Republic, Germany, Italy and Poland, partly offset by unfavorable cigarette volume, notably in France and Italy, and unfavorable cigarette volume/mix in Germany.
Operating income, excluding unfavorable currency, increased by 11.8%, mainly reflecting: a favorable pricing variance; favorable volume/mix, notably in the Czech Republic, Italy and Poland, driven by heated tobacco unit volume, partly offset by lower cigarette volume, notably in France and Italy, and unfavorable volume/mix in Germany; partially offset by higher manufacturing costs and higher marketing, administration and research costs primarily related to reduced-risk products.
Adjusted operating income margin, excluding currency, increased by 0.1 point to 47.1%, reflecting the factors mentioned above, as detailed on Schedule 8.
Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 4,736	$ 4,491	5.5%	13.4%	245	(359)	152	452	—

Operating Income	$ 2,091	$ 1,917	9.1%	19.2%	174	(195)	152	365	(148)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 2,091	$ 1,917	9.1%	19.2%	174	(195)	152	365	(148)

Adjusted Operating Income Margin	44.2%	42.7%	1.5pp	2.2pp

- -11 -

Net revenues, excluding unfavorable currency, increased by 13.4%, reflecting a favorable pricing variance, driven principally by Germany, and favorable volume/mix, primarily reflecting favorable heated tobacco unit volume/mix, notably in the Czech Republic, Germany, Italy and Poland, partly offset by lower cigarette volume, notably in France and Italy, and lower cigarette volume/mix in Germany.
Operating income, excluding unfavorable currency, increased by 19.2%, mainly reflecting: a favorable pricing variance; favorable volume/mix, notably in the Czech Republic, Italy and Poland, driven by heated tobacco unit volume, partially offset by lower cigarette volume/mix, notably in France, Germany and Italy; partially offset by higher manufacturing costs and higher marketing, administration and research costs primarily related to reduced-risk products.
Adjusted operating income margin, excluding currency, increased by 2.2 points to 44.9%, reflecting the factors mentioned above, as detailed on Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

European Union Key Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2019	2018	% / pp	2019	2018	% / pp
Total Market (billion units)	124.3	126.2	(1.5)%	231.5	234.0	(1.1)%

PMI Shipment Volume (million units)
Cigarettes	46,367	47,984	(3.4)%	85,855	87,655	(2.1)%
Heated Tobacco Units	3,043	1,195	+100.0%	5,336	2,123	+100.0%
Total EU	49,410	49,179	0.5%	91,191	89,778	1.6%

PMI Market Share
Marlboro	18.1%	18.5%	(0.4)	18.1%	18.4%	(0.3)
L&M	6.9%	7.0%	(0.1)	6.8%	6.9%	(0.1)
Chesterfield	5.8%	5.9%	(0.1)	5.9%	5.9%	—
Philip Morris	2.7%	2.9%	(0.2)	2.8%	3.0%	(0.2)
HEETS	2.4%	1.0%	1.4	2.3%	0.9%	1.4
Others	3.0%	3.1%	(0.1)	3.0%	3.2%	(0.2)
Total EU	38.9%	38.4%	0.5	38.9%	38.3%	0.6
Second-Quarter
The estimated total market in the EU decreased by 1.5% to 124.3 billion units, mainly due to:

•	France, down by 6.6%, mainly due to the impact of significant excise-tax driven price increases, as well as an increase in the prevalence of illicit trade;

•	Germany, down by 3.4%, primarily reflecting the impact of price increases in the first quarter of 2019; and

•	Italy, down by 3.1%, primarily reflecting the impact of price increases in the first quarter of 2019;
partly offset by

•	Poland, up by 8.0%, primarily reflecting a lower prevalence of illicit trade.
PMI's total shipment volume increased by 0.5% to 49.4 billion units, notably driven by:

- -12 -

•	higher heated tobacco unit shipment volume across the Region, notably Italy, driven by higher market share; and

•	higher cigarette shipment volume, notably in Poland, driven by the higher total market;
partly offset by:

•	lower cigarette shipment volume, mainly in France and Germany due to the lower total market, and Italy, due to the lower total market and lower cigarette market share.
Six Months Year-to-Date
The estimated total market in the EU decreased by 1.1% to 231.5 billion units, notably due to:

•	France, down by 7.3%, primarily reflecting the impact of price increases in 2018 and the first quarter of 2019;

•	Germany, down by 3.7%, primarily reflecting the impact of price increases in 2018 and the first quarter of 2019; and

•	Italy, down by 3.0%, primarily reflecting the impact of price increases in 2018 and the first quarter of 2019;
partly offset by

•	Poland, up by 8.0%, reflecting the same factors as in the quarter; and

•	Spain, up by 0.9%, partly reflecting a lower prevalence of illicit trade.
PMI's total shipment volume increased by 1.6% to 91.2 billion units, notably driven by:

•	higher heated tobacco unit shipment volume across the Region, notably Italy, driven by higher market share; and

•	higher cigarette shipment volume, notably in Poland, mainly driven by the higher total market;
partly offset by

•	lower cigarette shipment volume, mainly in France due to the lower total market, and Italy, due to the lower total market and lower cigarette market share.

- -13 -

EASTERN EUROPE REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 822	$ 760	8.2%	16.8%	62	(66)	36	92	—

Operating Income	$ 256	$ 261	(1.9)%	4.2%	(5)	(16)	36	27	(52)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 256	$ 261	(1.9)%	4.2%	(5)	(16)	36	27	(52)

Adjusted Operating Income Margin	31.1%	34.3%	(3.2)pp	(3.7)pp
Net revenues, excluding unfavorable currency, increased by 16.8%, reflecting a favorable pricing variance, driven notably by Russia and Ukraine, and favorable volume/mix, predominantly driven by heated tobacco unit volume in Russia, partly offset by lower cigarette volume/mix in Russia.
Operating income, excluding unfavorable currency, increased by 4.2%, reflecting: a favorable pricing variance; favorable volume/mix, predominantly driven by heated tobacco unit volume in Russia, partly offset by lower cigarette volume/mix in Russia; partly offset by higher marketing, administration and research costs, notably reflecting increased investments behind reduced-risk products, primarily in Russia in support of geographic expansion.
Adjusted operating income margin, excluding currency, decreased by 3.7 points to 30.6%, reflecting the factors mentioned above, as detailed on Schedule 8.
Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,401	$ 1,327	5.6%	15.4%	74	(130)	53	151	—

Operating Income	$ 385	$ 412	(6.6)%	1.9%	(27)	(35)	53	41	(86)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 385	$ 412	(6.6)%	1.9%	(27)	(35)	53	41	(86)

Adjusted Operating Income Margin	27.5%	31.0%	(3.5)pp	(3.6)pp
Net revenues, excluding unfavorable currency, increased by 15.4%, reflecting a favorable pricing variance, driven notably by Ukraine, and favorable volume/mix, predominantly driven by heated tobacco unit volume in Russia, partly offset by lower cigarette volume/mix in Russia.
Operating income, excluding unfavorable currency, increased by 1.9%, reflecting: a favorable pricing variance; favorable volume/mix, predominantly driven by heated tobacco unit volume in Russia, partly offset by lower cigarette volume/mix in Russia; partly offset by higher manufacturing costs and higher marketing, administration and research

- -14 -

costs, notably reflecting increased investments behind reduced-risk products, primarily in Russia in support of geographic expansion.
Adjusted operating income margin, excluding currency, decreased by 3.6 points to 27.4%, reflecting the factors mentioned above, as detailed on Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	27,080	28,454	(4.8)%	47,400	50,493	(6.1)%
Heated Tobacco Units	2,807	951	+100.0%	4,355	1,515	+100.0%
Total Eastern Europe	29,887	29,405	1.6%	51,755	52,008	(0.5)%
Second-Quarter
The estimated total market in Eastern Europe decreased, notably due to:

•	Russia, down by 3.8%, primarily reflecting the impact of price increases, as well as an increase in the prevalence of illicit trade; and

•	Ukraine, down by 14.5%, primarily reflecting the impact of excise tax-driven price increases, as well as an increase in the prevalence of illicit trade.
PMI's total shipment volume increased by 1.6% to 29.9 billion units, driven by:

•	Kazakhstan, up by 11.7%, reflecting a higher total market and a higher market share of heated tobacco units; and

•	Russia, up by 1.1%, reflecting a higher market share of heated tobacco units, partially offset by the lower total market;
partly offset by

•	Ukraine, down by 4.3%, reflecting a lower total market, partly offset by higher market share of cigarettes and heated tobacco units.
Six Months Year-to-Date
The estimated total market in Eastern Europe decreased, notably due to:

•	Russia, down by 4.9%, reflecting the same factors as in the quarter, as well as the unfavorable impact in the first quarter of 2019 of estimated trade inventory movements in certain key accounts; and

•	Ukraine, down by 12.8%, reflecting the same factors as in the quarter.
PMI's total shipment volume decreased by 0.5% to 51.8 billion units, primarily in:

•
Russia, down by 1.5%. Excluding the net unfavorable impact of estimated distributor inventory movements of 0.5 billion units, primarily of heated tobacco units, PMI's in-market sales growth was 0.3%, reflecting a higher market share of heated tobacco units, partially offset by the lower total market;

partly offset by

•	Kazakhstan, up by 11.9%, reflecting a higher total market and a higher market share of heated tobacco units.

- -15 -

MIDDLE EAST & AFRICA REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,004	$ 1,022	(1.8)%	7.0%	(18)	(90)	115	(48)	5

Operating Income	$ 441	$ 403	9.4%	20.8%	38	(46)	115	(47)	16
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 441	$ 403	9.4%	20.8%	38	(46)	115	(47)	16

Adjusted Operating Income Margin	43.9%	39.4%	4.5pp	5.1pp
Net revenues, excluding unfavorable currency, increased by 7.0%, primarily reflecting a favorable pricing variance, driven predominantly by Turkey, partly offset by unfavorable volume/mix, notably due to unfavorable heated tobacco unit volume in PMI Duty Free, and unfavorable cigarette volume in the GCC, primarily Saudi Arabia, and Turkey, partly offset by Egypt.
Operating income, excluding unfavorable currency, increased by 20.8%, mainly reflecting a favorable pricing variance and lower manufacturing costs, partly offset by unfavorable volume/mix, notably due to unfavorable cigarette and heated tobacco unit volume in PMI Duty Free, and unfavorable cigarette volume in the GCC, primarily Saudi Arabia, and Turkey.
Adjusted operating income margin, excluding currency, increased by 5.1 points to 44.5%, reflecting the factors mentioned above, as detailed on Schedule 8.

- -16 -

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,931	$ 1,983	(2.6)%	5.3%	(52)	(158)	65	25	16

Operating Income	$ 785	$ 777	1.0%	10.3%	8	(72)	65	(12)	27
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 785	$ 777	1.0%	10.3%	8	(72)	65	(12)	27

Adjusted Operating Income Margin	40.7%	39.2%	1.5pp	1.8pp
Net revenues, excluding unfavorable currency, increased by 5.3%, mainly reflecting: a favorable pricing variance, driven by Egypt, PMI Duty Free and Turkey, partly offset by Saudi Arabia; favorable volume/mix, driven by favorable cigarette volume/mix, notably in Saudi Arabia and Turkey, partly offset by unfavorable cigarette and heated tobacco unit volume in PMI Duty Free; and a favorable cost/other variance mainly driven by the timing of other revenues.
Operating income, excluding unfavorable currency, increased by 10.3%, mainly reflecting: a favorable pricing variance, lower manufacturing costs and a favorable cost/other variance, as noted above; partly offset by unfavorable volume/mix, notably due to unfavorable cigarette and heated tobacco unit volume in PMI Duty Free, partly offset by favorable cigarette volume/mix in Saudi Arabia and favorable cigarette volume in Turkey.
Adjusted operating income margin, excluding currency, increased by 1.8 points to 41.0%, reflecting the factors mentioned above, as detailed on Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	31,659	34,177	(7.4)%	64,963	63,425	2.4%
Heated Tobacco Units	719	971	(26.0)%	1,473	1,680	(12.3)%
Total Middle East & Africa	32,378	35,148	(7.9)%	66,436	65,105	2.0%
Second-Quarter
The estimated total market in the Middle East & Africa increased, notably driven by:

•
Saudi Arabia, up by 6.7%, primarily reflecting a favorable comparison with the second quarter of 2018, which was down by 23.8% mainly due to the impact of retail price increases in 2017 and the first quarter of 2018 following the introduction of the new excise tax in June 2017 and VAT in January 2018, respectively; and

•	Turkey, up by 9.2%, mainly reflecting a lower prevalence of illicit trade;

partly offset by

•	Egypt, down by 4.7%, mainly due to the impact of price increases in 2018.
PMI's total shipment volume decreased by 7.9% to 32.4 billion units, notably in:

- -17 -

•	PMI Duty Free, down by 8.5%. Excluding the net unfavorable impact of estimated distributor inventory movements of 0.2 billion units, principally cigarettes, PMI's in-market sales decline was 5.9%;

•
Saudi Arabia, down by 50.2%. Net unfavorable estimated distributor inventory movements totaled 0.9 billion cigarettes, mainly attributable to the pay-back of adjustments in the first quarter of 2019 resulting from the delayed importation deadline before the implementation of plain packaging scheduled for January 1, 2020. Excluding the impact of these inventory movements, PMI's in-market sales grew by 3.5%, reflecting a favorable comparison with the second quarter of 2018, which was down by 40.1%, mainly due to the impact of the factors described for the total market above; and

•	Turkey, down by 7.6%, reflecting lower market share, mainly driven by the timing of retail price increases in April 2019 compared to competition, partly offset by a higher total market;
partly offset by

•	Egypt, up by 11.5%, primarily reflecting higher market share, driven by L&M, partly offset by a lower total market.
Six Months Year-to-Date
The estimated total market in the Middle East & Africa increased, notably driven by:

•	Algeria, up by 4.9%, or down by 4.1% excluding the net favorable impact of estimated trade inventory movements associated with expectations regarding excise tax announcements in 2019 compared to 2018;

•
Saudi Arabia, up by 7.5%, primarily reflecting a favorable comparison with the first six months of 2018, which was down by 33.2% mainly due to the impact of retail price increases in 2017 and the first quarter of 2018 following the introduction of the new excise tax in June 2017 and VAT in January 2018, respectively; and

•	Turkey, up by 11.5%, mainly reflecting the same factor as in the quarter;
partly offset by

•	Egypt, down by 2.2%, mainly reflecting the same factor as in the quarter.
PMI's total shipment volume increased by 2.0% to 66.4 billion units, notably in:

•	Egypt, up by 10.5%, primarily reflecting higher market share, driven by L&M, partly offset by a lower total market;

•
Saudi Arabia, up by 69.0%. Net favorable estimated distributor inventory movements totaled 1.7 billion cigarettes, mainly attributable to the timing of shipments compared to 2018. Excluding the impact of these inventory movements, PMI's in-market sales grew by 6.1%, reflecting a favorable comparison with the first six months of 2018, which were down by 48.3%, mainly due to the impact of the factors described for the quarter above; and

•	Turkey, up by 5.6%, driven by a higher total market, partly offset by a lower market share reflecting the same factor as in the quarter;
partly offset by

•	PMI Duty Free, down by 10.4%. Excluding the net unfavorable impact of estimated distributor inventory movements of 0.6 billion units, PMI's in-market sales decline was 4.3%.

- -18 -

SOUTH & SOUTHEAST ASIA REGION

Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,248	$ 1,156	8.0%	10.7%	92	(32)	114	10	—

Operating Income	$ 492	$ 440	11.8%	15.0%	52	(14)	114	9	(57)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 492	$ 440	11.8%	15.0%	52	(14)	114	9	(57)

Adjusted Operating Income Margin	39.4%	38.1%	1.3pp	1.4pp
Net revenues, excluding unfavorable currency, increased by 10.7%, predominantly reflecting a favorable pricing variance driven by Indonesia and the Philippines.
Operating income, excluding unfavorable currency, increased by 15.0%, predominantly reflecting a favorable pricing variance, partly offset by higher manufacturing costs, mainly due to Indonesia, and higher marketing, administration and research costs, notably due to the Philippines, partly offset by Indonesia.
Adjusted operating income margin, excluding currency, increased by 1.4 points to 39.5%, reflecting the factors mentioned above, as detailed on Schedule 8.
Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,361	$ 2,237	5.5%	9.7%	124	(93)	190	27	—

Operating Income	$ 932	$ 869	7.2%	12.3%	63	(44)	190	23	(106)
Asset Impairment & Exit Costs (1)	(20)	—	—%	—%	(20)	—	—	—	(20)
Adjusted Operating Income	$ 952	$ 869	9.6%	14.6%	83	(44)	190	23	(86)

Adjusted Operating Income Margin	40.3%	38.8%	1.5pp	1.8pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues, excluding unfavorable currency, increased by 9.7%, reflecting: a favorable pricing variance, driven principally by Indonesia and the Philippines, as well as a favorable volume/mix, largely driven by favorable cigarette volume and mix in the Philippines, partly offset by lower cigarette volume and mix in Indonesia.
Operating income, excluding unfavorable currency, increased by 12.3%. Excluding asset impairment and exit costs related to a plant closure in Pakistan in the first quarter of 2019 as part of global manufacturing infrastructure optimization, adjusted operating income, excluding unfavorable currency, increased by 14.6%, mainly reflecting: a favorable pricing variance; favorable volume/mix, mainly driven by favorable cigarette volume and mix in the Philippines, partly offset by lower cigarette volume and mix in Indonesia; partly offset by higher manufacturing costs,

- -19 -

mainly due to Indonesia and the Philippines, and higher marketing, administration and research costs, partly due to the Philippines.
Adjusted operating income margin, excluding currency, increased by 1.8 points to 40.6%, reflecting the factors mentioned above, as detailed on Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	46,376	44,788	3.5%	87,868	85,006	3.4%
Heated Tobacco Units	—	—	—%	—	—	—%
Total South & Southeast Asia	46,376	44,788	3.5%	87,868	85,006	3.4%
Second-Quarter
The estimated total market in South & Southeast Asia increased, notably driven by:

•	Indonesia, up by 4.8%, mainly driven by the absence of an excise tax increase in January 2019;

•
Pakistan, up by 21.7%, mainly driven by the timing of estimated trade inventory movements related to anticipated excise tax-driven price increases in 2019 compared to the prior year. Excluding the impact of these inventory movements, the total market is estimated to have declined by 7.3%; and

•	Thailand, up by 10.0%, primarily reflecting on-going recovery from the September 2017 excise tax reform;
partly offset by

•	the Philippines, down by 1.5%, mainly due to the impact of price increases in the below premium segment in the fourth quarter of 2018; and

•	Vietnam, down by 2.9% reflecting the impact of the excise tax increase in January 2019.
PMI's total shipment volume increased by 3.5% to 46.4 billion units, notably driven by:

•	Pakistan, up by 33.6%, mainly reflecting a higher total market and higher market share resulting from the timing of estimated trade inventory movements described above; and

•
Thailand, up by 19.8%, mainly reflecting a higher market share driven by the continued strong performance of L&M 7.1 and the favorable impact of distribution expansion in 2018, as well as a higher total market.

Six Months Year-to-Date
The estimated total market in South & Southeast Asia increased, notably driven by:

•	Indonesia, up by 2.1%, reflecting the same factor as in the quarter;

•	Pakistan, up by 10.5%, reflecting the same factor as in the quarter. Excluding the impact of trade inventory movements, the total market is estimated to have declined by 4.0%;

•
the Philippines, up by 3.2%, mainly reflecting the impact of net favorable estimated trade inventory movements in the first quarter of 2019 associated with expectations regarding excise tax-driven price increases, partly offset by the impact of price increases in the below premium segment in the fourth quarter of 2018; and

•	Thailand, up by 17.8%, reflecting the same factor as in the quarter;
partly offset by

- -20 -

•	Vietnam, down by 5.3% reflecting the same factor as in the quarter.
PMI's total shipment volume increased by 3.4% to 87.9 billion units, notably driven by:

•	Pakistan, up by 22.3%, mainly reflecting a higher market share resulting from the timing of estimated trade inventory movements described above, as well as a higher total market;

•	the Philippines, up by 3.7%, mainly reflecting the higher total market; and

•	Thailand, up by 26.6%, reflecting the same factors as in the quarter;
partly offset by

•
Indonesia, down by 1.8%, mainly reflecting a lower market share primarily due to the widened retail price gap of A Mild to competitive brands following its price increase in October 2018, partly offset by the higher total market.

EAST ASIA & AUSTRALIA REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,521	$ 1,478	2.9%	4.6%	43	(25)	121	(53)	—

Operating Income	$ 642	$ 498	28.9%	23.7%	144	26	121	(32)	29
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 642	$ 498	28.9%	23.7%	144	26	121	(32)	29

Adjusted Operating Income Margin	42.2%	33.7%	8.5pp	6.1pp
During the quarter, net revenues, excluding currency, increased by 4.6%, reflecting a favorable pricing variance, driven predominantly by Japan, partly offset by unfavorable volume/mix, mainly due to unfavorable cigarette volume in Australia and Japan and unfavorable cigarette and heated tobacco unit volume in Korea.
Operating income, excluding favorable currency, increased by 23.7%, mainly reflecting a favorable pricing variance and lower manufacturing costs, mainly in Korea, as well as lower marketing, administration and research costs, partly offset by unfavorable volume/mix, mainly due to unfavorable cigarette volume in Australia and Japan and unfavorable cigarette and heated tobacco unit volume in Korea, partially offset by heated tobacco unit volume in Japan.
Adjusted operating income margin, excluding currency, increased by 6.1 points to 39.8%, reflecting the factors mentioned above, as detailed on Schedule 8.

- -21 -

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,842	$ 3,069	(7.4)%	(6.6)%	(227)	(25)	207	(409)	—

Operating Income	$ 1,069	$ 1,013	5.5%	3.5%	56	21	207	(254)	82
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 1,069	$ 1,013	5.5%	3.5%	56	21	207	(254)	82

Adjusted Operating Income Margin	37.6%	33.0%	4.6pp	3.6pp
Net revenues, excluding unfavorable currency, decreased by 6.6%, reflecting a challenging comparison with the first six months of 2018 in which net revenues, excluding currency, grew by 16.8%, partly fueled by higher IQOS device shipments. The decline of 6.6% primarily reflected unfavorable volume/mix, due to lower cigarette shipment volume in Australia, lower cigarette and IQOS device shipment volume in Japan, and lower cigarette, heated tobacco unit and IQOS device shipment volume in Korea, partly offset by a favorable pricing variance driven predominantly by Japan.
Operating income, excluding favorable currency, increased by 3.5%, mainly reflecting: a favorable pricing variance, lower manufacturing costs related to Japan and Korea, lower marketing, administration and research costs, notably in Australia and Korea, partly offset by Japan; partly offset by unfavorable volume/mix as described above.
Adjusted operating income margin, excluding currency, increased by 3.6 points to 36.6%, reflecting the factors mentioned above, as detailed on Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	13,845	15,114	(8.4)%	25,958	29,205	(11.1)%
Heated Tobacco Units	8,428	7,838	7.5%	15,277	15,180	0.6%
Total East Asia & Australia	22,273	22,952	(3.0)%	41,235	44,385	(7.1)%
Second-Quarter
The estimated total market in East Asia & Australia, excluding China, decreased, notably due to:

•	Australia, down by 10.8%, mainly reflecting the impact of excise tax-driven retail price increases;

•	Japan, down by 4.3%, mainly reflecting the impact of the October 1, 2018 excise tax-driven retail price increases; and

•	Taiwan, down by 16.3%, primarily reflecting the impact of excise tax-driven retail price increases.
PMI's total shipment volume decreased by 3.0% to 22.3 billion units, notably in:

•
Japan, down by 0.4%. Excluding the net favorable impact of estimated distributor inventory movements of approximately 0.7 billion units, comprised of approximately 0.5 billion heated tobacco units and approximately

- -22 -

0.2 billion cigarettes, PMI's in-market sales decline was 5.5%, reflecting the lower total market and lower cigarette market share; and

•	Korea, down by 9.8%, principally due to lower cigarette market share.
Six Months Year-to-Date
The estimated total market in East Asia & Australia, excluding China, decreased, notably due to:

•	Japan, down by 4.4%, mainly reflecting the same factor as in the quarter; and

•	Taiwan, down by 3.8%, primarily reflecting the impact of excise tax-driven retail price increases in 2017.
PMI's total shipment volume decreased by 7.1% to 41.2 billion units, notably in:

•
Japan, down by 7.1%. Excluding the net unfavorable impact of estimated distributor inventory movements of approximately 0.5 billion units, comprised of approximately 0.1 billion heated tobacco units and approximately 0.4 billion cigarettes, PMI's in-market sales decline was 5.5%, reflecting the lower total market and lower cigarette market share; and

•	Korea, down by 9.7%, principally due to lower cigarette market share.
LATIN AMERICA & CANADA REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other (1)
(in millions)
Net Revenues	$ 527	$ 807	(34.7)%	(32.5)%	(280)	(18)	(11)	2	(253)

Operating Income	$ 161	$ 314	(48.7)%	(50.6)%	(153)	6	(11)	—	(148)
Asset Impairment & Exit Costs (2)	(23)	—	—%	—%	(23)	—	—	—	(23)
Adjusted Operating Income	$ 184	$ 314	(41.4)%	(43.3)%	(130)	6	(11)	—	(125)

Adjusted Operating Income Margin	34.9%	38.9%	(4.0)pp	(6.2)pp
(1) Unfavorable Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues, excluding unfavorable currency, decreased by 32.5%, almost entirely due to the unfavorable impact of $253 million, shown in "Cost/Other," resulting from the deconsolidation of RBH. On a like-for-like basis, net revenues, excluding unfavorable currency, decreased by 2.0%, as detailed in the attached Schedule 10, mainly due to an unfavorable pricing variance primarily resulting from the adoption of highly inflationary accounting in Argentina.
Operating income, excluding favorable currency, decreased by 50.6%, predominantly due to the unfavorable impact, shown in "Cost/Other," resulting from the deconsolidation of RBH. Excluding asset impairment and exit costs related to a plant closure in Colombia as part of global manufacturing infrastructure optimization, adjusted operating income, excluding favorable currency, decreased by 43.3%. On a like-for-like basis, excluding favorable currency, adjusted operating income increased by 29.0%, as detailed in the attached Schedule 10, mainly reflecting lower manufacturing costs, and lower marketing, administration and research costs, partly resulting from the adoption of highly inflationary accounting in Argentina.

- -23 -

Adjusted operating income margin, excluding currency, decreased by 6.2 points to 32.7%, reflecting the factors mentioned above, as detailed on Schedule 8, or increased by 7.9 points to 32.7% on a like-for-like basis, as detailed in the attached Schedule 10.
Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other (1)
(in millions)
Net Revenues	$ 1,179	$ 1,515	(22.2)%	(18.8)%	(336)	(51)	20	(52)	(253)

Operating Income (Loss)	$ (25)	$ 531	-(100)%	-(100)%	(556)	16	20	(43)	(549)
Asset Impairment & Exit Costs (2)	(23)	—	—%	—%	(23)	—	—	—	(23)
Canadian Tobacco Litigation-Related Expense (2)	(194)	—	—%	—%	(194)	—	—	—	(194)
Loss on Deconsolidation of RBH (2)	(239)	—	—%	—%	(239)	—	—	—	(239)
Adjusted Operating Income	$ 431	$ 531	(18.8)%	(21.8)%	(100)	16	20	(43)	(93)

Adjusted Operating Income Margin	36.6%	35.0%	1.6pp	(1.3)pp
(1) Unfavorable Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues, excluding unfavorable currency, decreased by 18.8%, predominantly due to: the unfavorable impact of $253 million, shown in "Cost/Other," resulting from the deconsolidation of RBH. On a like-for-like basis, net revenues, excluding unfavorable currency, decreased by 2.7%, as detailed in the attached Schedule 10, reflecting: unfavorable volume, mainly due to Argentina and Canada, partly offset by Mexico (largely due to the timing of retail price increases compared to 2018); partly offset by a favorable pricing variance, notably in Canada and Mexico, partially offset by Argentina mainly due to the adoption of highly inflationary accounting.
Operating income, excluding favorable currency, decreased by over 100%, predominantly due to the unfavorable impact, shown in "Cost/Other," resulting from the deconsolidation of RBH. Excluding asset impairment and exit costs related to a plant closure in Colombia as part of global manufacturing infrastructure optimization, the Canadian tobacco litigation-related expense and the loss on deconsolidation of RBH, adjusted operating income, excluding favorable currency, decreased by 21.8%. On a like-for-like basis, excluding favorable currency, adjusted operating income increased by 16.9%, as detailed in the attached Schedule 10. This increase reflected: a favorable pricing variance; lower manufacturing costs and lower marketing, administration and research costs, partly resulting from the adoption of highly inflationary accounting in Argentina; partly offset by an unfavorable volume/mix, mainly due to lower cigarette volume in Argentina and Canada, partly offset by higher cigarette volume in Mexico (largely due to the timing of retail price increases compared to 2018).
Adjusted operating income margin, excluding currency, decreased by 1.3 points to 33.7%, reflecting the factors mentioned above, as detailed on Schedule 8, or increased by 5.6 points to 33.7% on a like-for-like basis, as detailed in the attached Schedule 10.

- -24 -

Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	18,472	20,204	(8.6)%	36,052	39,217	(8.1)%
Heated Tobacco Units	59	32	84.4%	113	55	+100.0%
Total Latin America & Canada	18,531	20,236	(8.4)%	36,165	39,272	(7.9)%
Second-Quarter
The estimated total market in Latin America & Canada decreased, notably due to:

•
Argentina, down by 9.9%, primarily due to the impact of cumulative price increases and the impact of the economic downturn as of the second half of 2018. Excluding estimated net trade inventory movements related to the timing of these price increases, the total market decreased by 5.5%;

•	Canada, down by 10.7%, primarily due to the impact of cumulative price increases; and

•	Venezuela, down by 60.7%, mainly reflecting the deterioration of the socioeconomic environment and the impact of inflation-driven price increases;
partly offset by:

•	Mexico, up by 8.3%, or by 1.5% excluding estimated net trade inventory movements related to the timing of price increases.
PMI's total shipment volume decreased by 8.4% to 18.5 billion units, or by 1.4% on a like-for-like basis, in part due to:

•	Argentina, down by 10.0%, primarily reflecting the lower total market; and

•	Venezuela, down by 85.5%, reflecting the lower total market and lower market share;
partly offset by

•	Mexico, up by 13.4%, driven by the higher total market and higher market share, largely reflecting the timing of retail price increases compared to 2018.
Six Months Year-to-Date
The estimated total market in Latin America & Canada decreased, notably due to:

•	Argentina, down by 8.6%, reflecting the same factors as in the quarter. Excluding estimated net trade inventory movements, the total market decreased by 7.4%;

•	Canada, down by 9.5%, reflecting the same factor as in the quarter; and

•	Venezuela, down by 58.5%, reflecting the same factors as in the quarter;
partly offset by:

•	Mexico, up by 3.3%, or down by 0.4% excluding estimated net trade inventory movements related to the timing of price increases.

- -25 -

PMI's total shipment volume decreased by 7.9% to 36.2 billion units, or by 4.4% on a like-for-like basis mainly due to:

•	Argentina, down by 10.5%, primarily reflecting the lower total market, as well as lower market share; and

•	Venezuela, down by 80.9%, primarily reflecting the lower total market, as well as lower market share;
partly offset by

•	Mexico, up by 6.3%, reflecting the same factors as in the quarter.

- -26 -

FDA NEWS RELEASE (APRIL 30, 2019)
(https://www.fda.gov/news-events/press-announcements/fda-permits-sale-iqos-tobacco-heating-system-through-premarket-tobacco-product-application-pathway)

FDA permits sale of IQOS Tobacco Heating System through premarket tobacco product application pathway
Agency places stringent marketing restrictions on heated tobacco products aimed at preventing youth access and exposure to the new products

For Immediate Release: April 30, 2019
The U.S. Food and Drug Administration today announced it has authorized the marketing of new tobacco products manufactured by Philip Morris Products S.A. for the IQOS “Tobacco Heating System” – an electronic device that heats tobacco-filled sticks wrapped in paper to generate a nicotine-containing aerosol. The FDA has placed stringent marketing restrictions on the products in an effort to prevent youth access and exposure.
Following a rigorous science-based review through the premarket tobacco product application (PMTA) pathway, the agency determined that authorizing these products for the U.S. market is appropriate for the protection of the public health because, among several key considerations, the products produce fewer or lower levels of some toxins than combustible cigarettes. The products authorized for sale include the IQOS device, Marlboro Heatsticks, Marlboro Smooth Menthol Heatsticks and Marlboro Fresh Menthol Heatsticks. While today’s action permits the tobacco products to be sold in the U.S., it does not mean these products are safe or “FDA approved.” All tobacco products are potentially harmful and addictive and those who do not use tobacco products should continue not to. Additionally, today’s action is not a decision on the separate modified risk tobacco product (MRTP) applications that the company also submitted for these products to market them with claims of reduced exposure or reduced risk.
“Ensuring new tobacco products undergo a robust premarket evaluation by the FDA is a critical part of our mission to protect the public, particularly youth, and to reduce tobacco-related disease and death. While the authorization of new tobacco products doesn’t mean they are safe, the review process makes certain that the marketing of the products is appropriate for the protection of the public health, taking into account the risks and benefits to the population as a whole. This includes how the products may impact youth use of nicotine and tobacco, and the potential for the products to completely move adult smokers away from use of combustible cigarettes,” said Mitch Zeller, J.D., director of the FDA’s Center for Tobacco Products. “Importantly, the FDA is putting in place postmarket requirements aimed at, among other things, monitoring market dynamics such as potential youth uptake. We’ll be keeping a close watch on the marketplace, including how the company is marketing these products, and will take action as necessary to ensure the continued sale of these products in the U.S. remains appropriate and make certain that the company complies with the agency’s marketing restrictions to prevent youth access and exposure. As other manufacturers seek to market new tobacco products, the FDA remains committed to upholding the vital public health standards under the law and using all the tools at our disposal to ensure the efficient and appropriate oversight of tobacco products.”
Under the PMTA pathway, manufacturers must demonstrate to the agency, among other things, that marketing of the new tobacco product would be appropriate for the protection of the public health. That standard requires the FDA to consider the risks and benefits to the population as a whole, including users and non-users of tobacco products. Importantly this includes youth. The agency’s evaluation includes reviewing a tobacco product’s components, ingredients, additives and health risks, as well as how the product is manufactured, packaged and

- -27 -

labeled. The review for the IQOS products took into account the increased or decreased likelihood that existing tobacco product users will stop using tobacco products, and the increased or decreased likelihood that those who do not use tobacco products will start using them.
In particular, through the FDA’s scientific evaluation of the company’s applications, peer-reviewed published literature and other sources, the agency found that the aerosol produced by the IQOS Tobacco Heating System contains fewer toxic chemicals than cigarette smoke, and many of the toxins identified are present at lower levels than in cigarette smoke. For example, the carbon monoxide exposure from IQOS aerosol is comparable to environmental exposure, and levels of acrolein and formaldehyde are 89% to 95% and 66% to 91% lower than from combustible cigarettes, respectively.
Additionally, IQOS delivers nicotine in levels close to combustible cigarettes suggesting a likelihood that IQOS users may be able to completely transition away from combustible cigarettes and use IQOS exclusively. Available data, while limited, also indicate that few non-tobacco users would be likely to choose to start using IQOS, including youth.
While these non-combusted cigarettes may be referred to as “heat-not-burn” or “heated” tobacco products, they meet the definition of a cigarette in the Federal Food, Drug and Cosmetic Act. Therefore, these products must adhere to existing restrictions for cigarettes under FDA regulations, as well as other federal laws that, among other things, prohibit television and radio advertising. In addition, to further limit youth access to the products and exposure to their advertising and promotion, the FDA is placing stringent restrictions on how the products are marketed – particularly via websites and through social media platforms – by including requirements that advertising be targeted to adults. The company must also give notification to the FDA of, among other things, its labeling, advertising, marketing plans, including information about specific adult target audiences, and how it plans to restrict youth access and limit youth exposure to the products’ labeling, advertising, marketing and promotion. The agency has issued a document providing its rationale for these postmarket requirements, which highlight important considerations for reviewing the company’s applications as well any potential future PMTAs for other products.
The FDA also is requiring all package labels and advertisements for these products to include a warning about the addictiveness of nicotine, in addition to other warnings required for cigarettes, to prevent consumer misperceptions about the relative addiction risk of using IQOS compared to combusted cigarettes.
With the authorization of these products, the FDA will evaluate new available data regarding the products through postmarketing records and reports required in the marketing order. The company is required to report regularly to the FDA with information regarding the products on the market, including, but not limited to, ongoing and completed consumer research studies, advertising, marketing plans, sales data, information on current and new users, manufacturing changes and adverse experiences. The FDA may withdraw a marketing order if it, among other reasons, determines that the continued marketing of a product is no longer appropriate for the protection of the public health, such as if there is an uptake of the product by youth.
The FDA is continuing its substantive scientific review of the company’s MRTP applications. The company would need to receive an MRTP order from the FDA before they could market a tobacco product with any implicit or explicit claims that, among other things, a product reduces exposure to certain chemicals or that use of the product is less harmful than another tobacco product or would reduce the risk of disease. If a company markets a tobacco product as an MRTP without authorization, the company would be in violation of the law and may face FDA advisory or enforcement actions.
####

- -28 -

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, smoke-free products and associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free IQOS product portfolio includes heat-not-burn and nicotine-containing vapor products. As of June 30, 2019, PMI estimates that approximately 8.0 million adult smokers around the world have already stopped smoking and switched to PMI’s heat-not-burn product, available for sale in 48 markets in key cities or nationwide under the IQOS brand. For more information, please visit www.pmi.com and www.pmiscience.com.
Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2019. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -29 -

Key Terms, Definitions and Explanatory Notes
General

•	"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

•	Comparisons are made to the same prior-year period unless otherwise stated.

•	Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units.

•
[REVISED] References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. In addition, to reflect the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019, PMI's total market share has been restated for previous periods.

•	"OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products.

•	"Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined.

•	In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model.

•	"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.

•	"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.

•	"The GCC" (Gulf Cooperation Council) is defined as Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (UAE).

•
Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop, which accounted for approximately 40% of RBH's total shipment volume in 2018.

•
[REVISED] From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods.

Financial

•
Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.

•
Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.

•
"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of IQOS devices produced by third-party electronics manufacturing service providers.  Estimated costs associated with IQOS warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.

- -30 -

•
"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.

•
[REVISED] "Cost/Other" in the Consolidated Financial Summary table of total PMI and the six reporting segments of this release reflects the currency-neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs (including asset impairment and exit costs, the Canadian tobacco litigation-related expense and the charge related to the deconsolidation of RBH in Canada); and amortization of intangibles. “Cost/Other” also includes the currency-neutral net revenue variance, unrelated to volume/mix and price components, attributable to fees for certain distribution rights billed to customers in certain markets in the ME&A Region, as well as the impact of the deconsolidation in RBH.

•	"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by net revenues.

•
"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding asset impairment and exit costs, and unusual items.

•	"Net debt" is defined as total debt, less cash and cash equivalents.

•
Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. For example, PMI’s adjusted diluted EPS and other impacted results reflect the loss on deconsolidation of RBH and the Canadian tobacco litigation-related expense, recorded in the first quarter of 2019. PMI believes that the adjusted measures, including pro forma measures, will provide useful insight into underlying business trends and results, and will provide a more meaningful performance comparison for the period during which RBH remains under CCAA protection. For PMI's 2018 pro forma adjusted diluted EPS by quarter and year-to-date, see Schedule 3 in PMI's second-quarter 2019 earnings release.

•
Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.

•
Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the relevant schedules provided with this press release.

•
U.S. GAAP Treatment of Argentina as a Highly Inflationary Economy. Following the categorization of Argentina by the International Practices Task Force of the Center for Audit Quality as a country with a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. Consequently, PMI began to account for the operations of its Argentinian affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates, effective July 1, 2018. The move to highly inflationary accounting in Argentina reduced PMI's currency-neutral net revenue growth by approximately 0.6 points in 2018.

Reduced-Risk Products

•
"Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because PMI's RRPs do not burn tobacco, they produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke.

•
"Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company's HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks.

•	Unless otherwise stated, all references to IQOS are to PMI's heat-not-burn products.

•	The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol.

- -31 -

																	Appendix 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

	Quarters Ended June 30,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (1)
				Total			Cigarette			HTU			Total			HTU
	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	pp Change	2019	2018	pp Change

Total PMI	696.0	702.5	(0.9)	198.9	201.7	(1.4)	183.8	190.7	(3.6)	15.1	11.0	37.0	28.3	28.2	0.1	2.1	1.6	0.5

European Union
France	9.8	10.5	(6.6)	4.5	5.0	(10.6)	4.5	5.0	(10.8)	—	—	—	44.7	45.2	(0.5)	0.2	0.1	0.1
Germany	18.9	19.6	(3.4)	7.3	7.4	(2.0)	7.1	7.3	(3.8)	0.2	0.1	+100	38.5	38.0	0.5	1.1	0.4	0.7
Italy	17.1	17.7	(3.1)	9.3	9.3	0.1	8.5	9.0	(5.5)	0.8	0.3	+100	51.8	51.3	0.5	4.6	1.9	2.7
Poland	12.3	11.4	8.0	5.0	4.7	6.7	4.8	4.6	2.9	0.3	0.1	+100	40.8	41.3	(0.5)	2.0	0.6	1.4
Spain	11.6	11.6	(0.6)	3.9	3.9	(0.9)	3.8	3.8	(1.7)	0.1	0.1	60.8	31.2	31.8	(0.6)	0.7	0.4	0.3

Eastern Europe
Russia	59.8	62.1	(3.8)	17.7	17.5	1.1	15.9	16.9	(6.1)	1.8	0.6	+100	29.6	28.1	1.5	2.9	0.8	2.1

Middle East & Africa
Saudi Arabia	5.4	5.0	6.7	0.8	1.7	(50.2)	0.8	1.7	(50.2)	—	—	—	38.9	40.1	(1.2)	—	—	—
Turkey	31.3	28.6	9.2	12.5	13.5	(7.6)	12.5	13.5	(7.6)	—	—	—	39.9	47.2	(7.3)	—	—	—

South & Southeast Asia
Indonesia	78.8	75.2	4.8	24.9	25.0	(0.1)	24.9	25.0	(0.1)	—	—	—	31.7	33.2	(1.5)	—	—	—
Philippines	18.6	18.9	(1.5)	13.1	13.2	(0.4)	13.1	13.2	(0.4)	—	—	—	70.4	69.6	0.8	—	—	—

East Asia & Australia
Australia	2.9	3.3	(10.8)	0.9	1.0	(7.6)	0.9	1.0	(7.6)	—	—	—	31.0	29.9	1.1	—	—	—
Japan	40.6	42.4	(4.3)	15.1	15.1	(0.4)	8.0	8.7	(8.5)	7.1	6.4	10.6	33.9	34.4	(0.5)	16.6	15.5	1.1
Korea	17.7	17.9	(1.2)	4.1	4.5	(9.8)	2.8	3.1	(9.9)	1.3	1.4	(9.5)	23.1	25.3	(2.2)	7.3	8.0	(0.7)

Latin America & Canada
Argentina	7.8	8.6	(9.9)	5.6	6.2	(10.0)	5.6	6.2	(10.0)	—	—	—	72.1	72.2	(0.1)	—	—	—
Mexico	10.0	9.2	8.3	7.0	6.1	13.4	7.0	6.1	13.4	—	—	—	69.5	66.4	3.1	—	—	—

(1) Market share estimates are calculated using IMS data
Note: % change for Total Market and PMI shipments is computed based on millions of units; PMI Market Share estimates for previous periods are restated to reflect RBH deconsolidation and exclude RBH-owned brands.

																	Appendix 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

	Six Months Ended June 30,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (1)
				Total			Cigarette			HTU			Total			HTU
	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	pp Change	2019	2018	pp Change

Total PMI	1,322.2	1,336.9	(1.1)	374.7	375.6	(0.2)	348.1	355.0	(1.9)	26.6	20.6	29.2	28.2	27.7	0.5	2.1	1.5	0.6

European Union
France	18.9	20.4	(7.3)	8.6	9.4	(8.4)	8.6	9.4	(8.7)	—	—	—	44.9	45.0	(0.1)	0.2	0.1	0.1
Germany	34.3	35.6	(3.7)	13.4	13.3	0.8	13.0	13.1	(0.9)	0.4	0.1	+100	38.9	37.2	1.7	1.1	0.4	0.7
Italy	32.8	33.8	(3.0)	17.0	17.3	(1.3)	15.6	16.7	(6.3)	1.4	0.6	+100	51.4	51.7	(0.3)	4.2	1.7	2.5
Poland	22.9	21.2	8.0	9.2	8.6	7.5	8.8	8.5	3.8	0.4	0.1	+100	40.4	40.6	(0.2)	1.9	0.5	1.4
Spain	21.8	21.6	0.9	7.5	7.1	4.6	7.3	7.1	3.4	0.1	0.1	+100	31.4	32.0	(0.6)	0.6	0.3	0.3

Eastern Europe
Russia	106.4	111.9	(4.9)	29.9	30.3	(1.5)	27.2	29.4	(7.6)	2.7	0.9	+100	29.0	27.5	1.5	3.0	0.6	2.4

Middle East & Africa
Saudi Arabia	10.6	9.9	7.5	4.7	2.8	69.0	4.7	2.8	69.0	—	—	—	40.3	40.8	(0.5)	—	—	—
Turkey	60.8	54.5	11.5	26.4	25.0	5.6	26.4	25.0	5.6	—	—	—	43.4	45.9	(2.5)	—	—	—

South & Southeast Asia
Indonesia	147.5	144.5	2.1	47.1	48.0	(1.8)	47.1	48.0	(1.8)	—	—	—	31.9	33.2	(1.3)	—	—	—
Philippines	35.4	34.3	3.2	24.9	24.0	3.7	24.9	24.0	3.7	—	—	—	70.3	69.9	0.4	—	—	—

East Asia & Australia
Australia	6.0	6.2	(2.6)	1.7	1.8	(8.4)	1.7	1.8	(8.4)	—	—	—	27.6	29.3	(1.7)	—	—	—
Japan	78.4	82.0	(4.4)	27.2	29.3	(7.1)	14.4	16.7	(13.3)	12.7	12.6	1.2	34.1	34.6	(0.5)	16.8	15.7	1.1
Korea	33.3	33.7	(1.1)	7.7	8.6	(9.7)	5.3	6.0	(11.6)	2.4	2.6	(5.4)	23.2	25.4	(2.2)	7.3	7.6	(0.3)

Latin America & Canada
Argentina	16.2	17.8	(8.6)	11.7	13.1	(10.5)	11.7	13.1	(10.5)	—	—	—	72.0	73.5	(1.5)	—	—	—
Mexico	17.4	16.9	3.3	11.7	11.0	6.3	11.7	11.0	6.3	—	—	—	67.0	65.1	1.9	—	—	—

(1) Market share estimates are calculated using IMS data
Note: % change for Total Market and PMI shipments is computed based on millions of units; PMI Market Share estimates for previous periods are restated to reflect RBH deconsolidation and exclude RBH-owned brands.

								Appendix 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Shipment Volume Adjusted for the Impact of RBH Deconsolidation
(in million units) / (Unaudited)

Total PMI	Quarters Ended June 30,				Six Months Ended June 30,
	2019	2018		% Change	2019	2018		% Change
Total Shipment Volume	198,855	201,708		(1.4)%	374,650	375,554		(0.2)%
Shipment Volume for RBH-owned brands (1)		(1,460)				(1,460)	(2)
Total Shipment Volume	198,855	200,248	(3)	(0.7)%	374,650	374,094	(3)	0.1%

Latin America & Canada

Total Shipment Volume	18,531	20,236		(8.4)%	36,165	39,272		(7.9)%
Shipment Volume for RBH-owned brands		(1,446)				(1,446)	(2)
Total Shipment Volume	18,531	18,790	(3)	(1.4)%	36,165	37,826	(3)	(4.4)%

(1) Includes Duty Free sales in Canada
(2) Represents volume for RBH-owned brands from March 22, 2018 through end of period date
(3) Pro forma

Note: Shipment Volume includes Cigarettes and Heated Tobacco Units; following the deconsolidation of RBH, we report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owners

				Schedule 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Quarters Ended		Diluted EPS	Six Months Ended
June 30,			June 30,
$1.49		2019 Diluted Earnings Per Share (1)		$2.36
$1.41		2018 Diluted Earnings Per Share (1)		$2.41
$0.08		Change		$(0.05)
5.7%		% Change	(2.1)%

		Reconciliation:
$1.41		2018 Diluted Earnings Per Share (1)		$2.41
—		2018 Asset impairment and exit costs		—
—		2018 Tax items		—
(0.01)		2019 Asset impairment and exit costs	(0.02)
—		2019 Canadian tobacco litigation-related expense	(0.09)
—		2019 Loss on deconsolidation of RBH	(0.12)
0.04		2019 Tax items		0.04
(0.07)		Currency	(0.13)
0.01		Interest		0.04
(0.01)		Change in tax rate		0.03
0.12		Operations (2)		0.20
$1.49		2019 Diluted Earnings Per Share (1)		$2.36

(1) Basic and diluted EPS were calculated using the following (in millions):

Quarters Ended			Six Months Ended
June 30,			June 30,
2019	2018		2019	2018
$ 2,319	$ 2,198	Net Earnings attributable to PMI	$ 3,673	$ 3,754
5	5	Less distributed and undistributed earnings attributable to share-based payment awards	8	8
$ 2,314	$ 2,193	Net Earnings for basic and diluted EPS	$ 3,665	$ 3,746

1,556	1,555	Weighted-average shares for basic EPS	1,556	1,554
—	—	Plus Contingently Issuable Performance Stock Units	—	—
1,556	1,555	Weighted-average shares for diluted EPS	1,556	1,554

(2) Includes the impact of shares outstanding and share-based payments

							Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2019	2018	% Change		2019	2018	% Change
$ 1.49	$ 1.41	5.7%	Reported Diluted EPS	$ 2.36	$ 2.41	(2.1)%
(0.07)			Currency	(0.13)
$ 1.56	$ 1.41	10.6%	Reported Diluted EPS, excluding Currency	$ 2.49	$ 2.41	3.3%

Quarters Ended June 30,				Six Months Ended June 30,			Year Ended
2019	2018	% Change		2019	2018	% Change	2018
$ 1.49	$ 1.41	5.7%	Reported Diluted EPS	$ 2.36	$ 2.41	(2.1)%	$ 5.08
0.01	—		Asset impairment and exit costs	0.02	—		—
—	—		Canadian tobacco litigation-related expense	0.09	—		—
—	—		Loss on deconsolidation of RBH	0.12	—		—
(0.04)	—		Tax items	(0.04)	—		0.02
$ 1.46	$ 1.41	3.5%	Adjusted Diluted EPS	$ 2.55	$ 2.41	5.8%	$ 5.10
(0.07)			Currency	(0.13)
$ 1.53	$ 1.41	8.5%	Adjusted Diluted EPS, excluding Currency	$ 2.68	$ 2.41	11.2%

								Schedule 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Pro Forma Adjusted Diluted EPS
(Unaudited)

	Quarter Ended	Quarter Ended	Six Months Ended	Quarter Ended	Nine Months Ended	Quarter Ended	Year Ended	Quarter Ended
	March 31,	June 30,	June 30,	September 30,	September 30,	December 31,	December 31,	March 31,
	2018	2018	2018	2018	2018	2018	2018	2019
Reported Diluted EPS	$ 1.00	$ 1.41	$ 2.41	$ 1.44	$ 3.85	$ 1.23	$5.08	$ 0.87
Asset impairment and exit costs	—	—	—	—	—	—	—	0.01
Canadian tobacco litigation-related expense	—	—	—	—	—	—	—	0.09
Loss on deconsolidation of RBH	—	—	—	—	—	—	—	0.12
Tax items	—	—	—	—	—	0.02	0.02	—
Adjusted Diluted EPS	$ 1.00	$ 1.41	$ 2.41	$ 1.44	$ 3.85	$ 1.25	$ 5.10	$ 1.09 (3)
Net earnings attributable to RBH	— (1)	(0.08)	(0.08) (1)	(0.09)	(0.18) (1)	(0.08)	(0.26) (1)	— (2)
Pro Forma Adjusted Diluted EPS	$ 1.00	$ 1.33	$ 2.33	$ 1.35	$ 3.67	$ 1.17	$ 4.84

(1) Represents the impact of net earnings attributable to RBH from March 22, 2018 through end of period date
(2) Represents the impact of net earnings attributable to RBH from March 22, 2019 through end of period date
(3) Includes approximately $0.06 per share of net earnings attributable to RBH from January 1, 2019 through March 21, 2019
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year.

								Schedule 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2019					Combustible Products	2018	% Change
$ 2,149	$ (180)	$ 2,329	—	$ 2,329	European Union	$ 2,321	(7.4)%	0.3%	0.3%
640	(51)	691	—	691	Eastern Europe	695	(7.9)%	(0.6)%	(0.6)%
918	(87)	1,005	—	1,005	Middle East & Africa	910	0.8%	10.4%	10.4%
1,248	(32)	1,280	—	1,280	South & Southeast Asia	1,156	8.0%	10.7%	10.7%
756	(18)	774	—	774	East Asia & Australia	822	(8.0)%	(5.8)%	(5.8)%
522	(18)	540	—	540	Latin America & Canada	802	(34.9)%	(32.7)%	(32.7)%
$ 6,233	$ (385)	$ 6,618	—	$ 6,618	Total Combustible	$ 6,706	(7.1)%	(1.3)%	(1.3)%

2019					Reduced-Risk Products	2018	% Change
$ 428	$ (36)	$ 464	—	$ 464	European Union	$ 182	+100%	+100%	+100%
182	(15)	197	—	197	Eastern Europe	65	+100%	+100%	+100%
86	(3)	89	—	89	Middle East & Africa	112	(22.8)%	(20.3)%	(20.3)%
—	—	—	—	—	South & Southeast Asia	—	—%	—%	—%
765	(7)	772	—	772	East Asia & Australia	656	16.6%	17.7%	17.7%
5	—	5	—	5	Latin America & Canada	5	(2.4)%	6.1%	6.1%
$ 1,466	$ (62)	$ 1,528	—	$ 1,528	Total RRPs	$ 1,020	43.7%	49.8%	49.8%

2019					PMI	2018	% Change
$ 2,577	$ (216)	$ 2,793	—	$ 2,793	European Union	$ 2,503	3.0%	11.6%	11.6%
822	(66)	888	—	888	Eastern Europe	760	8.2%	16.8%	16.8%
1,004	(90)	1,094	—	1,094	Middle East & Africa	1,022	(1.8)%	7.0%	7.0%
1,248	(32)	1,280	—	1,280	South & Southeast Asia	1,156	8.0%	10.7%	10.7%
1,521	(25)	1,546	—	1,546	East Asia & Australia	1,478	2.9%	4.6%	4.6%
527	(18)	545	—	545	Latin America & Canada	807	(34.7)%	(32.5)%	(32.5)%
$ 7,699	$ (447)	$ 8,146	—	$ 8,146	Total PMI	$ 7,726	(0.3)%	5.4%	5.4%

Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million.

								Schedule 5
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Six Months Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2019					Combustible Products	2018	% Change
$ 3,961	$ (300)	$ 4,261	—	$ 4,261	European Union	$ 4,157	(4.7)%	2.5%	2.5%
1,110	(102)	1,213	—	1,213	Eastern Europe	1,222	(9.1)%	(0.8)%	(0.8)%
1,746	(155)	1,901	—	1,901	Middle East & Africa	1,794	(2.7)%	6.0%	6.0%
2,361	(93)	2,454	—	2,454	South & Southeast Asia	2,237	5.5%	9.7%	9.7%
1,394	(25)	1,419	—	1,419	East Asia & Australia	1,559	(10.6)%	(9.0)%	(9.0)%
1,168	(50)	1,218	—	1,218	Latin America & Canada	1,506	(22.4)%	(19.1)%	(19.1)%
$ 11,741	$ (725)	$ 12,466	—	$ 12,466	Total Combustible	$ 12,475	(5.9)%	(0.1)%	(0.1)%

2019					Reduced-Risk Products	2018	% Change
$ 775	$ (59)	$ 834	—	$ 834	European Union	$ 334	+100%	+100%	+100%
291	(28)	318	—	318	Eastern Europe	105	+100%	+100%	+100%
185	(3)	188	—	188	Middle East & Africa	189	(2.3)%	(0.6)%	(0.6)%
—	—	—	—	—	South & Southeast Asia	—	—%	—%	—%
1,448	—	1,448	—	1,448	East Asia & Australia	1,510	(4.1)%	(4.1)%	(4.1)%
11	(1)	12	—	12	Latin America & Canada	9	18.9%	28.1%	28.1%
$ 2,709	$ (91)	$ 2,800	—	$ 2,800	Total RRPs	$ 2,147	26.2%	30.4%	30.4%

2019					PMI	2018	% Change
$ 4,736	$ (359)	$ 5,095	—	$ 5,095	European Union	$ 4,491	5.5%	13.4%	13.4%
1,401	(130)	1,531	—	1,531	Eastern Europe	1,327	5.6%	15.4%	15.4%
1,931	(158)	2,089	—	2,089	Middle East & Africa	1,983	(2.6)%	5.3%	5.3%
2,361	(93)	2,454	—	2,454	South & Southeast Asia	2,237	5.5%	9.7%	9.7%
2,842	(25)	2,867	—	2,867	East Asia & Australia	3,069	(7.4)%	(6.6)%	(6.6)%
1,179	(51)	1,230	—	1,230	Latin America & Canada	1,515	(22.2)%	(18.8)%	(18.8)%
$ 14,450	$ (816)	$ 15,266	—	$ 15,266	Total PMI	$ 14,622	(1.2)%	4.4%	4.4%

Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million.

									Schedule 6
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments of Operating Income for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income		Currency	Operating Income excluding Currency	Acquisitions	Operating Income excluding Currency & Acquisitions		Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions

2019						Quarters Ended June 30,	2018	% Change
$ 1,195		$ (121)	$ 1,316	—	$ 1,316	European Union	$ 1,177	1.5%	11.8%	11.8%
256		(16)	272	—	272	Eastern Europe	261	(1.9)%	4.2%	4.2%
441		(46)	487	—	487	Middle East & Africa	403	9.4%	20.8%	20.8%
492		(14)	506	—	506	South & Southeast Asia	440	11.8%	15.0%	15.0%
642		26	616	—	616	East Asia & Australia	498	28.9%	23.7%	23.7%
161	(1)	6	155	—	155	Latin America & Canada	314	(48.7)%	(50.6)%	(50.6)%
$ 3,187		$ (165)	$ 3,352	—	$ 3,352	Total PMI	$ 3,093	3.0%	8.4%	8.4%

2019						Six Months Ended June 30,	2018	% Change
$ 2,091		$ (195)	$ 2,286	—	$ 2,286	European Union	$ 1,917	9.1%	19.2%	19.2%
385		(35)	420	—	420	Eastern Europe	412	(6.6)%	1.9%	1.9%
785		(72)	857	—	857	Middle East & Africa	777	1.0%	10.3%	10.3%
932	(2)	(44)	976	—	976	South & Southeast Asia	869	7.2%	12.3%	12.3%
1,069		21	1,048	—	1,048	East Asia & Australia	1,013	5.5%	3.5%	3.5%
(25)	(3)	16	(41)	—	(41)	Latin America & Canada	531	-(100)%	-(100)%	-(100)%
$ 5,237		$ (309)	$ 5,546	—	$ 5,546	Total PMI	$ 5,519	(5.1)%	0.5%	0.5%

(1) Includes asset impairment and exit costs ($23 million)
(2) Includes asset impairment and exit costs ($20 million)
(3) Includes asset impairment and exit costs ($23 million), Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

													Schedule 7
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs and Others		Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions		Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions

2019								Quarters Ended June 30,	2018			% Change
$ 1,195	—		$ 1,195	$ (121)	$ 1,316	—	$ 1,316	European Union	$ 1,177	—	$ 1,177	1.5%	11.8%	11.8%
256	—		256	(16)	272	—	272	Eastern Europe	261	—	261	(1.9)%	4.2%	4.2%
441	—		441	(46)	487	—	487	Middle East & Africa	403	—	403	9.4%	20.8%	20.8%
492	—		492	(14)	506	—	506	South & Southeast Asia	440	—	440	11.8%	15.0%	15.0%
642	—		642	26	616	—	616	East Asia & Australia	498	—	498	28.9%	23.7%	23.7%
161	(23)	(1)	184	6	178	—	178	Latin America & Canada	314	—	314	(41.4)%	(43.3)%	(43.3)%
$ 3,187	$ (23)		$ 3,210	$ (165)	$ 3,375	—	$ 3,375	Total PMI	$ 3,093	—	$ 3,093	3.8%	9.1%	9.1%

2019								Six Months Ended June 30,	2018			% Change
$ 2,091	—		$ 2,091	$ (195)	$ 2,286	—	$ 2,286	European Union	$ 1,917	—	$ 1,917	9.1%	19.2%	19.2%
385	—		385	(35)	420	—	420	Eastern Europe	412	—	412	(6.6)%	1.9%	1.9%
785	—		785	(72)	857	—	857	Middle East & Africa	777	—	777	1.0%	10.3%	10.3%
932	(20)	(1)	952	(44)	996	—	996	South & Southeast Asia	869	—	869	9.6%	14.6%	14.6%
1,069	—		1,069	21	1,048	—	1,048	East Asia & Australia	1,013	—	1,013	5.5%	3.5%	3.5%
(25)	(456)	(2)	431	16	415	—	415	Latin America & Canada	531	—	531	(18.8)%	(21.8)%	(21.8)%
$ 5,237	$ (476)		$ 5,713	$ (309)	$ 6,022	—	$ 6,022	Total PMI	$ 5,519	—	$ 5,519	3.5%	9.1%	9.1%

(1) Represents asset impairment and exit costs
(2) Includes asset impairment and exit costs ($23 million), Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

														Schedule 8
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions (1)	Net Revenues excluding Currency & Acqui-sitions (2)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions		Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions

2019									Quarters Ended June 30,	2018			% Points Change
$ 1,195	$ 2,577	46.4%	$ 1,316	$ 2,793	47.1%	$ 1,316	$ 2,793	47.1%	European Union	$ 1,177	$ 2,503	47.0%	(0.6)	0.1	0.1
256	822	31.1%	272	888	30.6%	272	888	30.6%	Eastern Europe	261	760	34.3%	(3.2)	(3.7)	(3.7)
441	1,004	43.9%	487	1,094	44.5%	487	1,094	44.5%	Middle East & Africa	403	1,022	39.4%	4.5	5.1	5.1
492	1,248	39.4%	506	1,280	39.5%	506	1,280	39.5%	South & Southeast Asia	440	1,156	38.1%	1.3	1.4	1.4
642	1,521	42.2%	616	1,546	39.8%	616	1,546	39.8%	East Asia & Australia	498	1,478	33.7%	8.5	6.1	6.1
184	527	34.9%	178	545	32.7%	178	545	32.7%	Latin America & Canada	314	807	38.9%	(4.0)	(6.2)	(6.2)
$ 3,210	$ 7,699	41.7%	$ 3,375	$ 8,146	41.4%	$ 3,375	$ 8,146	41.4%	Total PMI	$ 3,093	$ 7,726	40.0%	1.7	1.4	1.4

2019									Six Months Ended June 30,	2018			% Points Change
$ 2,091	$ 4,736	44.2%	$ 2,286	$ 5,095	44.9%	$ 2,286	$ 5,095	44.9%	European Union	$ 1,917	$ 4,491	42.7%	1.5	2.2	2.2
385	1,401	27.5%	420	1,531	27.4%	420	1,531	27.4%	Eastern Europe	412	1,327	31.0%	(3.5)	(3.6)	(3.6)
785	1,931	40.7%	857	2,089	41.0%	857	2,089	41.0%	Middle East & Africa	777	1,983	39.2%	1.5	1.8	1.8
952	2,361	40.3%	996	2,454	40.6%	996	2,454	40.6%	South & Southeast Asia	869	2,237	38.8%	1.5	1.8	1.8
1,069	2,842	37.6%	1,048	2,867	36.6%	1,048	2,867	36.6%	East Asia & Australia	1,013	3,069	33.0%	4.6	3.6	3.6
431	1,179	36.6%	415	1,230	33.7%	415	1,230	33.7%	Latin America & Canada	531	1,515	35.0%	1.6	(1.3)	(1.3)
$ 5,713	$ 14,450	39.5%	$ 6,022	$ 15,266	39.4%	$ 6,022	$ 15,266	39.4%	Total PMI	$ 5,519	$ 14,622	37.7%	1.8	1.7	1.7

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to Schedule 7
(2) For the calculation of Net Revenues excluding currency and acquisitions refer to Schedules 4 and 5

								Schedule 9
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of RBH, excluding Currency
($ in millions, except per share data) / (Unaudited)

	Quarters Ended June 30,				Six Months Ended June 30,
	2019	2018		% Change	2019	2018		% Change
Net Revenues	$ 7,699	$ 7,726		(0.3)%	$ 14,450	$ 14,622		(1.2)%
Net Revenues attributable to RBH		(253)				(253)	(1)
Net Revenues	$ 7,699	$ 7,473	(2)	3.0%	$ 14,450	$ 14,369	(2)	0.6%
Currency	(447)				(816)
Net Revenues, ex. currency	$ 8,146	$ 7,473	(2)	9.0%	$ 15,266	$ 14,369	(2)	6.2%

Operating Income	$ 3,187	$ 3,093		3.0%	$ 5,237	$ 5,519		(5.1)%
Asset impairment and exit costs	(23)	—			(43)	—
Canadian tobacco litigation-related expense	—	—			(194)	—
Loss on deconsolidation of RBH	—	—			(239)	—
Adjusted Operating Income	$ 3,210	$ 3,093		3.8%	$ 5,713	$ 5,519		3.5%
Operating Income attributable to RBH		(177)				(177)	(1)
Adjusted Operating Income	$ 3,210	$ 2,916	(2)	10.1%	$ 5,713	$ 5,342	(2)	6.9%
Currency	(165)				(309)
Adjusted Operating Income, ex. currency	$ 3,375	$ 2,916	(2)	15.7%	$ 6,022	$ 5,342	(2)	12.7%

Adjusted OI Margin	41.7%	40.0%		1.7	39.5%	37.7%		1.8
Adjusted OI Margin attributable to RBH		(1.0)				(0.5)	(1)
Adjusted OI Margin	41.7%	39.0%	(2)	2.7	39.5%	37.2%	(2)	2.3
Currency	0.3				0.1
Adjusted OI Margin, ex. currency	41.4%	39.0%	(2)	2.4	39.4%	37.2%	(2)	2.2

Adjusted Diluted EPS(3)	$ 1.46	$ 1.41		3.5%	$ 2.55	$ 2.41		5.8%
Net earnings attributable to RBH		(0.08)				(0.08)	(1)
Adjusted Diluted EPS	$ 1.46	$ 1.33	(2)	9.8%	$ 2.55	$ 2.33	(2)	9.4%
Currency	(0.07)				(0.13)
Adjusted Diluted EPS, ex. currency	$ 1.53	$ 1.33	(2)	15.0%	$ 2.68	$ 2.33	(2)	15.0%

(1) Represents the impact attributable to RBH from March 22, 2018 through end of period date
(2) Pro forma
(3) For the calculation, see Schedule 2
Note: Financials attributable to RBH include Duty Free sales in Canada

								Schedule 10
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of RBH, excluding Currency
($ in millions) / (Unaudited)

Latin America & Canada	Quarters Ended June 30,				Six Months Ended June 30,
	2019	2018		% Change	2019	2018		% Change
Net Revenues	$ 527	$ 807		(34.7)%	$ 1,179	$ 1,515		(22.2)%
Net Revenues attributable to RBH		(251)				(251)	(1)
Net Revenues	$ 527	$ 556	(2)	(5.2)%	$ 1,179	$ 1,264	(2)	(6.7)%
Currency	(18)				(51)
Net Revenues, ex. currency	$ 545	$ 556	(2)	(2.0)%	$ 1,230	$ 1,264	(2)	(2.7)%

Operating Income	$ 161	$ 314		(48.7)%	$ (25)	$ 531		-(100)%
Asset impairment and exit costs	(23)	—			(23)	—
Canadian tobacco litigation-related expense	—	—			(194)	—
Loss on deconsolidation of RBH	—	—			(239)	—
Adjusted Operating Income	$ 184	$ 314		(41.4)%	$ 431	$ 531		(18.8)%
Operating Income attributable to RBH		(176)				(176)	(1)
Adjusted Operating Income	$ 184	$ 138	(2)	33.3%	$ 431	$ 355	(2)	21.4%
Currency	6				16
Adjusted Operating Income, ex. currency	$ 178	$ 138	(2)	29.0%	$ 415	$ 355	(2)	16.9%

Adjusted OI Margin	34.9%	38.9%		(4.0)	36.6%	35.0%		1.6
Adjusted OI Margin attributable to RBH		(14.1)				(6.9)	(1)
Adjusted OI Margin	34.9%	24.8%	(2)	10.1	36.6%	28.1%	(2)	8.5
Currency	2.2				2.9
Adjusted OI Margin, ex. currency	32.7%	24.8%	(2)	7.9	33.7%	28.1%	(2)	5.6

(1) Represents the impact attributable to RBH from March 22, 2018 through end of period date
(2) Pro forma

					Schedule 11
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2019	2018	Change Fav./(Unfav.)		2019	2018	Change Fav./(Unfav.)
$ 19,987	$ 21,100	(5.3)%	Revenues including Excise Taxes	$ 37,692	$ 39,526	(4.6)%
12,288	13,374	8.1%	Excise Taxes on products	23,242	24,904	6.7%
7,699	7,726	(0.3)%	Net Revenues	14,450	14,622	(1.2)%
2,665	2,744	2.9%	Cost of sales	5,130	5,359	4.3%
5,034	4,982	1.0%	Gross profit	9,320	9,263	0.6%
1,831	1,868	2.0%	Marketing, administration and research costs (1)	4,048	3,701	(9.4)%
16	21		Amortization of intangibles	35	43
3,187	3,093	3.0%	Operating Income	5,237	5,519	(5.1)%
150	168	10.7%	Interest expense, net	302	395	23.5%
20	6	-(100)%	Pension and other employee benefit costs	41	12	-(100)%
3,017	2,919	3.4%	Earnings before income taxes	4,894	5,112	(4.3)%
611	644	5.1%	Provision for income taxes	1,035	1,203	14.0%
(30)	(20)		Equity investments and securities (income)/loss, net	(41)	(33)
2,436	2,295	6.1%	Net Earnings	3,900	3,942	(1.1)%
117	97		Net Earnings attributable to noncontrolling interests	227	188
$ 2,319	$ 2,198	5.5%	Net Earnings attributable to PMI	$ 3,673	$ 3,754	(2.2)%

			Per share data (2):
$ 1.49	$ 1.41	5.7%	Basic Earnings Per Share	$ 2.36	$ 2.41	(2.1)%
$ 1.49	$ 1.41	5.7%	Diluted Earnings Per Share	$ 2.36	$ 2.41	(2.1)%

(1) Six months ended June 30, 2019 includes asset impairment and exit costs ($43 million), Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million). Quarter ended June 30, 2019 includes asset impairment and exit costs ($23 million).

(2) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters and for the six months ended June 30, 2019 and 2018 are shown on Schedule 1, Footnote 1.

		Schedule 12
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios) / (Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$4,008	$6,593
All other current assets	13,155	12,849
Property, plant and equipment, net	6,917	7,201
Goodwill	5,828	7,189
Other intangible assets, net	2,130	2,278
Investments in unconsolidated subsidiaries and equity securities	4,665	1,269
Other assets	3,220	2,422
Total assets	$39,923	$39,801

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$269	$730
Current portion of long-term debt	4,762	4,054
All other current liabilities	13,015	12,407
Long-term debt	24,858	26,975
Deferred income taxes	786	898
Other long-term liabilities	5,642	5,476
Total liabilities	49,332	50,540

Total PMI stockholders' deficit	(11,199)	(12,459)
Noncontrolling interests	1,790	1,720
Total stockholders' (deficit) equity	(9,409)	(10,739)
Total liabilities and stockholders' (deficit) equity	$39,923	$39,801

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended June 30, 2019			Year Ended December 31, 2018
	July ~ December	January ~ June	12 months
	2018	2019	rolling
Net Earnings	$4,344	$3,900	$8,244	$8,286
Equity (income)/loss in unconsolidated subsidiaries, net	(37)	(41)	(78)	(65)
Provision for income taxes	1,242	1,035	2,277	2,445
Interest expense, net	270	302	572	665
Depreciation and amortization	501	472	973	989
Asset impairment and exit costs and Others (1)	—	476	476	—
Adjusted EBITDA	$6,320	$6,144	$12,464	$12,320

			June 30,	December 31,
			2019	2018
Short-term borrowings			$269	$730
Current portion of long-term debt			4,762	4,054
Long-term debt			24,858	26,975
Total Debt			$29,889	$31,759
Cash and cash equivalents			4,008	6,593
Net Debt			$25,881	$25,166

Ratios:
Total Debt to Adjusted EBITDA			2.40	2.58
Net Debt to Adjusted EBITDA			2.08	2.04

(1) Others include Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

						Schedule 14
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
($ in millions) / (Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2019	2018	% Change		2019	2018	% Change
$ 3,442	$ 3,993	(13.8)%	Net cash provided by operating activities (1)	$ 4,683	$ 5,373	(12.8)%
(614)			Currency	(777)
$ 4,056	$ 3,993	1.6%	Net cash provided by operating activities, excluding currency	$ 5,460	$ 5,373	1.6%

(1) Operating cash flow